SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                         --------------------------

                                 FORM 8-A/A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                          CSB FINANCIAL GROUP, INC.
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           (Exact name of registrant as specified in its charter)

               Delaware                                   37-1336338
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      (State of incorporation or organization)          I.R.S. Employer
                                                      Identification No.)

       200 South Poplar Street, Centralia, IL               62801
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      (Address of principal executive offices)            (Zip code)

      If this form relates to the        If this form relates to the
      registration of a class of         registration of a class of
      securities pursuant to Section     securities pursuant to Section
      12(b) of the Exchange Act and      12(g) of the Exchange Act and
      is effective pursuant to General   is effective pursuant to General
      Instruction A.(c), please check    Instruction A.(d), please check
      the following box. [  ]            the following box. [X]

   Securities Act registration statement file number to which this form relates:
             N/A
   ------------------------
        (If applicable)

   Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class      Name of Each Exchange on Which
        to be so Registered      Each Class is to be Registered
         -------------------     ------------------------------
                 None                      N/A
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   Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, $0.01 par value per share,
              including associated common stock purchase rights
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                              (Title of class)


   ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        On January 26, 2000, CSB Financial Group, Inc. (the "Company") entered into Amendment No. 1 (the "Amendment"), dated as of January 26, 2000, to the Rights Agreement, dated as of June 13, 1997, between the Company and Registrar and Transfer Company, as rights agent (the "Rights Agreement"). The Amendment exempts (1) the Agreement and Plan of Merger, dated as of January 26, 2000 (the "Merger Agreement"), by and among the Company, Midland States Bancorp, Inc., a Delaware corporation ("Midland"), and CSB Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Midland ("MergerSub"), providing for the affiliation of the Company with Midland through the merger of MergerSub with and into the Company (the "Merger") and (2) the Support Agreements by and between Midland and certain of the Company's directors and executive officers in their capacities as stockholders from the application of the Rights Agreement.

        The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference.

   ITEM 2.   EXHIBITS

        The following exhibit is filed as a part of this Registration
   Statement:

   EXHIBIT NO.         DESCRIPTION
   -----------         -----------

        4.1 Amendment No. 1, dated as of January 26, 2000, which amends the Rights Agreement, dated as of June 13, 1997, by and between CSB Financial Group, Inc. and Registrar and Transfer Company.

                                  SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

   Dated:    January 26, 2000

                                 CSB FINANCIAL GROUP, INC.


                                 By:  /s/ K. Gary Reynolds
                                    -------------------------------------
                                 Name:   K. Gary Reynolds
                                 Title:  President and Chief
                                           Executive Officer


                                EXHIBIT INDEX

   EXHIBIT NO.         DESCRIPTION

        4.1 Amendment No. 1, dated as of January 26, 2000, which amends the Rights Agreement, dated as of June 13, 1997, by and between CSB Financial Group, Inc. and Registrar and Transfer Company.